                                                                    EXHIBIT 99.3


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

HOLDINGS OF PRINCIPAL STOCKHOLDERS

          The following table shows as of July 30, 1997, certain information with respect to beneficial ownership of the Company's Common Stock by any person known by the Company to be the beneficial owner of more than five percent of any class of voting securities of the Company:


                                                       Amount
                                                   Beneficially     Title       Percent
        Name and Address of Beneficial Owner           Owned      of Class    of Class (1)
        ------------------------------------       ------------   --------    ------------
     Barclays  Global Investors, N.A.
     Barclays Global Fund Advisors
     45 Fremont Street
     San Francisco, CA  94105..................      1,126,369(2)   Common        5.3%

      Caledonia Industrial & Services Limited
      Cayzer House, 1 Thomas More Street
      London, England  E1 9AR..................      1,628,083(3)   Common        7.7%

________________________
(1) Percentage of the Common Stock of the Company outstanding as of July 30, 1997.

(2) According to a Schedule 13G dated February 12, 1997, filed with the Securities and Exchange Commission, Barclays Global Investors, N.A. has sole voting power with respect to 1,056,869 of such shares of Common Stock, sole dispositive power with respect to 1,074,669 of such shares of Common Stock, and beneficially owns 1,074,669 of such shares of Common Stock; and Barclays Global Fund Advisors has sole voting and dispositive power with respect to, and beneficially owns, 51,700 of such shares of Common Stock.

(3) According to a Schedule 13D dated April 22, 1997, filed by (i) Caledonia Industrial & Services Limited ("CIS") as the direct beneficial owner of such shares of Common Stock, (ii) by virtue of its direct holding of all of the outstanding stock of CIS, by Caledonia Investments plc ("Caledonia"), and (iii) by virtue of their respective direct holdings of the securities of Caledonia and their consequent indirect holdings of the stock of CIS, by The Cayzer Trust Company Ltd. and Sterling Industries PLC, the foregoing shares of Common Stock include 328,083 shares of Common Stock that may be acquired upon conversion of $7,500,000 of the Company's Convertible Subordinated Notes due 2003 at an assumed conversion price of $22.86 per share.

HOLDINGS OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table shows as of July 30, 1997, certain information with respect to beneficial ownership of the Company's Common Stock by (i) each director or nominee, (ii) each of the executive officers named in the Summary Compensation Table contained in Exhibit 99.2, and (iii) all of the Company's directors and executive officers as a group:


                                                 Amount
                                              Beneficially      Title         Percent
          Name of Beneficial Owner              Owned (1)      of Class     of Class (2)
          ------------------------            ------------     --------     ------------
      Hans J. Albert........................        57,332      Common           *
      Peter N. Buckley......................     1,628,083(3)   Common         7.7%
      Jonathan H. Cartwright................     1,628,083(3)   Common         7.7%
      James B. Clement......................       239,317      Common         1.1%
      Louis F. Crane........................        17,000      Common           *
      David S. Foster.......................         5,200      Common           *
      Gene Graves...........................        76,745      Common           *
      David M. Johnson......................        19,000      Common           *
      Kenneth M. Jones......................        23,500      Common           *
      Ralph B. Murphy.......................        92,334      Common           *
      Harry C. Sager........................         8,000      Common           *
      George M. Small.......................       144,524      Common           *
      Howard Wolf...........................        44,990      Common           *
      All Directors and Executive Officers
       as a Group (15 persons)(3)(4)........     2,442,637      Common        11.5%

___________________
*Less than 1%.

(1) Based on information as of July 30, 1997, supplied by directors and executive officers. Unless otherwise indicated, all shares are held by the named individuals with sole voting and investment power. Stock ownership described in the table includes for each of the following directors or executive officers options to purchase within 60 days after July 30, 1997, the number of shares of Common

     Stock indicated after such director's or executive officer's name: Hans J. Albert - 53,000 shares; James B. Clement- 225,000 shares; Louis F. Crane - 8,000 shares; David S. Foster - 2,000 shares; Gene Graves - 75,000 shares; David M. Johnson - 16,000 shares; Kenneth M. Jones - 21,000 shares; Ralph
     B. Murphy - 90,000 shares; Harry C. Sager - 6,000 shares; George M. Small - 138,000 shares; and Howard Wolf -14,500 shares, and the following number of shares of Common Stock which were vested at the fiscal year ended March 31, 1997, under the Company's Employee Savings and Retirement Plan (the "401(k) Plan"), based on the 401(k) Plan statement dated March 31, 1997; Hans J. Albert -3,328 shares; James B. Clement - 6,309 shares; Gene Graves - 133 shares; Ralph B. Murphy- 2,334 shares; and George M. Small - 4,401 shares. Shares held in the 401(k) Plan are voted by the trustee.

(2) Percentage of the Common Stock of the Company outstanding as of July 30, 1997.

(3) Because of the relationship of Messrs. Buckley and Cartwright to CIS, Messrs. Buckley and Cartwright may be deemed indirect beneficial owners of the securities of the Company owned by CIS. (See "Holdings of Principal Stockholders.") Pursuant to Rule 16a-1(a)(3), both Mr. Buckley and Mr. Cartwright are reporting indirect beneficial ownership of the entire amount of securities of the Company owned by CIS. Messrs. Buckley and Cartwright disclaim beneficial ownership of the securities owned by CIS.

(4) Including 732,500 shares which may be acquired within 60 days of July 30, 1997, upon exercise of options, and 328,083 shares which may be acquired within 60 days of July 30, 1997, upon conversion of the Company's Convertible Subordinated Notes due 2003 at an assumed conversion price of $22.86 per share.